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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 1, 1999

                                 INTRAWARE, INC.

                        --------------------------------

             (Exact name of Registrant as specified in its charter)

             DELAWARE                      000-25249            68-0389976
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 (State or other jurisdiction of         (Commission         (I.R.S. Employer
  incorporation or organization)         File Number)     Identification Number)


           25 Orinda Way                                          94563
        Orinda, California                                      (Zip Code)
 (Address of Principal Executive
             Offices)

       Registrant's telephone number, including area code: (925) 253-4500


                                 Not Applicable
                  --------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

         On October 1, 1999, Intraware, Inc. ("Intraware"), Tango Acquisition Corp., a California corporation and a wholly owned subsidiary of Intraware ("Acquisition Company"), and Internet Image, Inc., a California corporation ("Internet Image") entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), pursuant to which, subject to the terms and conditions set forth therein, Acquisition Company will merge (the "Merger") with and into Internet Image, with Internet Image as the surviving corporation in the Merger (the "Surviving Corporation"). Intraware will pay $36,550,000 in stock, subject to adjustments, for Internet Image and expects to account for the transaction as a pooling-of-interests. The transaction is subject to customary closing conditions.

         In connection with the Reorganization Agreement, Intraware entered into individual Voting Agreements dated as of October 1, 1999 (the "Voting Agreements") with Lung C. Tsai, TSAI FAMILY TRUST, Andy Lee, Austin Jieh, William J. Almon, Tai Yuen Venture Capital Investment Corporation and the Pac-Link Fund. The Voting Agreements relate to approximately 2,217,080 shares of Internet Image Common Stock and 965,558 shares of Internet Image Preferred Stock. The shareholders that have entered into Voting Agreements have agreed to vote all of the shares of Internet Image Common Stock and Preferred Stock they own as of October 1, 1999 in favor of the Merger, for approval and adoption by Internet Image of the Reorganization Agreement, and for approval of the other transactions contemplated by the Reorganization Agreement.

         The Board of Directors of Intraware and the Board of Directors of Internet Image have approved the Merger. The consummation of the transactions contemplated by the Reorganization Agreement is subject to certain conditions, including (i) approval of the Merger by the holders of a majority of the shares of Internet Image Common Stock, (ii) approval of the Merger by the holders of a majority of the shares of Internet Image Preferred Stock, and (iii) certain other customary conditions in a transaction of this nature, including receipt of all necessary regulatory approvals. Intraware, with the assistance and cooperation of Internet Image, will prepare a joint proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") relating to the Merger and the registered shares of Intraware Common Stock to be issued thereunder and distribute the Joint Proxy Statement/Prospectus to the stockholders of Internet Image. A copy of each of the Reorganization Agreement dated October 1, 1999, and the Press Release of Intraware, dated October 4, 1999, issued in connection with approval and execution of the Reorganization Agreement is filed as an Exhibit hereto and is incorporated herein by reference.

          (c)     EXHIBITS

                  2.1 Agreement and Plan of Reorganization dated as of October 1, 1999, by and among Intraware, Inc., Tango Acquisition Corp., Internet Image, Inc. and the Principal Shareholders.

                  99.1     Press Release of Intraware dated October 4, 1999.


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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INTRAWARE, INC.

Date: October 7, 1999                  By: /s/ Donald M. Freed
                                           ------------------------------------
                                              Donald M. Freed
                                              Executive Vice President and Chief
                                              Financial Officer